EX-99.23.j


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the use of our report dated October 21, 2004 for the Monteagle Value Fund, Monteagle Large Cap Growth Fund, and Monteagle Fixed Income Fund (the "Funds") and to all references to our firm included in or made a part of this Post-Effective Amendment No. 49 to AmeriPrime Advisors Trust's Registration Statement on Form N-1A (File No. 333-85083), including the references to our firm under the heading "Financial Highlights" in the Prospectuses and "Accountants" in the Funds' Statement of Additional Information.


/s/ Cohen McCurdy
------------------------------------
Cohen McCurdy, Ltd.

Westlake, Ohio
December 2, 2004





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